Exhibit 16.1

July 11, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

RE:  PTS, INC.

FILE REF. NO. 000-25485

We were previously the principal accountant for PTS, Inc and, under the date of May 20, 2005, we reported on the consolidated financial statements of PTS, Inc. and subsidiaries as of December 31, 2004 and 2003.  On July 1, 2005 our appointment as principal accountant was terminated.  We have read PTS, Inc.’s statements included under Item 4 of its Form 8-K dated June 29, 2005 and we agree with such statements.

Very truly yours, WEINBERG & COMPANY, P.A. Certified Public Accountants

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